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                                                                     EXHIBIT 5.1

                             PILLSBURY WINTHROP LLP

                                                              September 11, 2001

SICOR Inc.
19 Hughes
Irvine, California 92618

              Re: Registration Statement on Form S-3
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Ladies and Gentlemen:

    We are acting as counsel for SICOR Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of up to 23,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), of the Company, to be sold by the Company and Rakepoll Finance N.V. (the "Selling Stockholder"). In this regard, we have participated in the preparation of a Registration Statement on Form S-3 relating to such shares of Common Stock (as amended, the "Registration Statement").

    We are of the opinion that the shares of Common Stock to be sold by the Company and the Selling Stockholder have been duly authorized and, when the shares of Common Stock to be sold by the Company have been issued and delivered against payment therefor in accordance with the terms of any purchase agreement, the shares of Common Stock to be sold by the Company and the Selling Stockholder will be legally issued, fully paid and nonassessable. This opinion is limited to matters governed by the Delaware General Corporation Law.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          Pillsbury Winthrop LLP